UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 25, 2026

MARWYNN HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-42554	99-1867981
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2955 Main Street, Ste 100A Irvine, CA	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 949-706-9966

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class Symbol(s) on which registered	Trading	Name of each exchange
Common Stock, par value $0.001 per share	MWYN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Marwynn Holdings, Inc. (the “Company”) is filing this Form 8-K/A as an amendment to the Current Report on Form 8-K (this “Amendment”) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on September 28, 2026 (the “Original Filing”). Except as described herein, this Amendment does not amend or update any other information contained in the Original Filing.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed, on September 25, 2026, the Board of Directors (the “Board”) of the Company approved and adopted the Third Amended and Restated Bylaws of the Company (the “Prior Third A&R Bylaws”). The Prior Third A&R Bylaws inadvertently omitted an intended revision. On October 7, 2026, the Board approved and adopted the corrected Third Amended and Restated Bylaws of the Company (the “Corrected Third A&R Bylaws”), effective immediately, which supersede and replace the Prior Third A&R Bylaws in their entirety.

The foregoing description of the Corrected Third A&R Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Corrected Third A&R Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on this Form 8-K/A and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	The Third Amended and Restated Bylaws of the Company (Corrected), effective as of October 7, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marwynn Holdings, Inc.

	By:	/s/ Yin Yan
	Name:	Yin Yan
Date: October 13, 2026	Title:	Chief Executive Officer and Chairperson

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